Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Clark Khayat
Mayfield Village, Ohio 44143	(440) 395-2291
http://www.progressive.com

THE PROGRESSIVE CORPORATION ANNOUNCES

FINAL RESULTS OF DEBT TENDER OFFER

MAYFIELD VILLAGE, OHIO – July 9, 2010 – The Progressive Corporation (“Progressive” or the “Company”) today announced the final results of its offer to purchase for cash (the “Tender Offer”) up to $350 million in aggregate principal amount of its 6.70% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the “Debentures”) that was commenced on June 10, 2010 pursuant to the terms and conditions of the Tender Offer set forth in the Company’s Offer to Purchase dated June 10, 2010 and the related Letter of Transmittal. Progressive reported that, as of 11:59 p.m., New York City time, on Thursday, July 8, 2010 (the “Tender Expiration Time”), it had received valid tenders from holders of the Debentures in the aggregate principal amount of $222,907,000 and that all of the conditions to the Tender Offer have been satisfied or waived.

The Company has accepted for purchase all Debentures that were validly tendered and not validly withdrawn prior to the Tender Expiration Time, subject to the terms and conditions of the Tender Offer. Any Debentures tendered after the Tender Expiration Time will not be accepted for purchase. Payment for accepted Debentures is expected to be made from cash on hand on July 13, 2010 (the “Payment Date”), pursuant to the terms and procedures set forth in the Offer to Purchase and Letter of Transmittal. Holders of Debentures that were validly tendered and not validly withdrawn on or before 5:00 p.m., New York City time, on Wednesday, June 23, 2010 (the “Early Tender Time”), and that were accepted for purchase will receive $950 per $1,000 principal amount of Debentures tendered and accepted. Holders of Debentures that were validly tendered after the Early Tender Time but at or prior to the Tender Expiration Time and that were accepted for purchase will receive $900 per $1,000 principal amount of Debentures tendered and accepted. In addition, all holders whose Debentures were accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the Payment Date. Any tendered Debentures not accepted for purchase for any reason will be returned to the tendering holder, or credited to the tendering holder’s Depository Trust Company account, without expense to the tendering holder.

THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION FOR ACCEPTANCE OF THE OFFER TO PURCHASE.

THE TENDER OFFER WAS MADE ONLY PURSUANT TO THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL THAT WERE DISTRIBUTED TO DEBENTURE HOLDERS.

About Progressive

The Progressive Group of Insurance Companies, in business since 1937, is one of the country’s largest auto insurance groups, the largest seller of motorcycle policies, and a market leader in commercial auto insurance based on premiums written.

Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and innovative products and services that meet drivers’ needs throughout their lifetimes, including superior online and in-person customer service, and best-in-class, 24-hour claims service, such as its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.

Progressive companies offer consumers choices in how to shop for, buy, and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat, and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. Personal auto products and prices are different when purchased directly from Progressive or through independent agencies. To find an agent or to get a quote, go to http://www.progressive.com. Progressive also has a branch that sells car insurance policies online in Australia at http://www.progressivedirect.com.au.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR.

Forward-Looking Statement Disclaimer

This news release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the Tender Offer. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and the value and market price of our securities, and could cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition, and the value and market price of our securities, are discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, and in our subsequent filings with the SEC made prior to or after the date hereof. Progressive undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this news release.